U.S. Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 8, 2007
ELDORADO ARTESIAN SPRINGS, INC.

(Exact name of Registrant as specified in its charter)

Colorado	0-18235	84-0907853

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1783 Dogwood Street Louisville, CO 80027

(Address of principal executive offices; zip code)
(303) 499-1316

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Effective February 8, 2007, the Board of Directors (the “Board”) of Eldorado Artesian Springs, Inc. (the “Company”) appointed Mr. Ross Colbert as a director of the Company in order to fill an existing vacancy on the Board.
Mr. Colbert has 22 years of beverage industry experience and has completed more than 60 transactions across numerous industry segments including soft drinks, bottled water, juice, beer, contract packaging, equipment suppliers and packaging companies. He has advised several of the largest national and global beverage companies such as Nestle, Cadbury Schweppes, Heineken and PepsiCo, as well as many privately-owned, middle market companies in the industry. Mr. Colbert has also worked closely with leading private equity funds and financial institutions in structuring beverage industry acquisitions and divestitures. In 2002, Mr. Colbert co-founded Strategic Food Capital Partners, a private equity fund dedicated to food industry investments.
Prior to forming BMC/Haas Financial in 1999, Mr. Colbert was President of Haas Financial, LLC from 1990 to 1998 during which time he led the firm’s merchant banking and investment banking activities in the U.S., Latin America, Europe and emerging markets. Prior to joining Haas Financial, LLC in 1987, Mr. Colbert held a managerial position with Cadbury-Schweppes, Inc., BCI, and the Coca-Cola Bottling Company of Miami, where he began his career in 1981.
Mr. Colbert graduated from the University of Hawaii and completed the Executive Program of the Wharton School of Business of the University of Pennsylvania in 1987. He received an MBA from the University of New Haven in 1989.
Mr. Colbert will receive compensation totaling $1,000 for each annual or special meeting of the Board he attends in person or by qualified electronic means. In addition, Mr. Colbert will receive compensation totaling $500 for each committee meeting he attends in person or by electronic means. Mr. Colbert has not yet been appointed to any Board committees.
As an independent consultant, Mr. Colbert will receive $2,500 per quarter for such duties and responsibilities as the president determines, plus nominal travel expenses as agreed upon if needed.
On February 8, 2007, the Company issued 50,000 options to Mr. Colbert, at an exercise price of $2.85. The options will vest 12,500 shares per year beginning on February 8, 2008 and fully vesting on February 8, 2011. The options will expire on February 8, 2012
SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eldorado Artesian Springs, Inc.
Date: February 14, 2007	By:	/s/ Doug Larson
Doug Larson
Chief Executive Officer